United States

Securities and Exchange Commission

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 27, 2026

Cadiz Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40579	77-0313235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 S. Hope Street, Suite 2850 Los Angeles, California	90071
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 271-1600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CDZI	The NASDAQ Global Market
Depositary Shares (each representing a 1/1000th fractional interest in share of 8.875% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share)	CDZIP	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

On July 27, 2026, the Board of Directors (the “Board”) of Cadiz Inc. (the “Company”) approved a chief financial officer succession plan pursuant to which Stanley E. Speer will retire as the Company’s Chief Financial Officer effective as of September 1, 2026 (the “CFO Transition Date”). From the CFO Transition Date through December 31, 2026 or such earlier date as the Company may determine (the “Advisory Period”), Mr. Speer will remain an advisor to the Company. Effective immediately, Jacinto J. Hernandez was appointed as the Company’s Executive Vice President of Finance, and effective as of the CFO Transition Date, Mr. Hernandez will become the Company’s Chief Financial Officer. Upon becoming Chief Financial Officer, Mr. Hernandez will also serve as the Company’s principal financial officer, principal accounting officer and Secretary.

Mr. Hernandez, age 47, founded Cummings Consulting & Management in July 2022 and has served as its principal, advising corporations and boards on capital allocation, mergers and acquisitions, and capital markets strategy. He previously served as a partner and investment analyst at Capital Group, a global investment management organization, and its subsidiary, Capital World Investors. He joined the Capital Group companies in August 2000 and retired in June 2022 after 22 years covering a broad range of industries and market capitalizations, including oil and gas, human capital management, and small-capitalization companies. During his tenure, he held a number of leadership and operational roles, including helping lead the research portfolio for one of the world’s largest growth mutual funds and overseeing various governance and technology initiatives. Over the course of his investment career, he built a successful track record across equities, convertible securities, and high-yield investments. Mr. Hernandez has served on the boards of directors of Pioneer Natural Resources Company (NYSE: PXD), Altria Group, Inc. (NYSE: MO), Aris Water Solutions, Inc. (NYSE: ARIS), Coterra Energy Inc. (NYSE: CTRA) and Devon Energy Corporation (NYSE: DVN). His board service has included audit, governance, nominating and ESG committee roles. Mr. Hernandez earned his Bachelor of Science in Economics from Stanford University, with a minor in Political Science.

There are no family relationships between Mr. Hernandez and any director or executive officer of the Company, and there are no transactions between Mr. Hernandez and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Employment Agreement with Mr. Hernandez

On July 27, 2026, the Company and Mr. Hernandez entered into an Employment Agreement (the “Employment Agreement”), effective as of the same date. From the effective date until the CFO Transition Date, Mr. Hernandez will serve as Executive Vice President of Finance, and effective as of the CFO Transition Date, he will serve as Chief Financial Officer. Under the Employment Agreement, Mr. Hernandez will receive the following compensation and benefits:

●	an annual base salary of $400,000;

●	an annual cash bonus opportunity with a target equal to 100% of base salary, based on performance goals established by the Board;

●	one-time inducement awards outside of the Company’s 2019 Equity Incentive Plan (the “Plan”) and pursuant to Nasdaq Listing Rule 5635(c)(4), subject to approval by the Compensation Committee and the execution of a customary award agreement, consisting of (i) 800,000 restricted stock units (“RSUs”), of which 200,000 RSUs will be vested upon grant, and the remaining 600,000 RSUs in twelve approximately equal quarterly installments over three years, and (ii) 800,000 performance stock units (“PSUs”) which will vest upon achievement of specified stock price hurdles; and

●	four weeks of paid annual vacation, medical coverage and participation in the Company’s other employee benefit plans.

The Employment Agreement also provides for severance benefits in specified circumstances, including, among other things, (i) 180 days of base salary continuation following a termination due to death or disability, (ii) if Mr. Hernandez is terminated by the Company concurrently with or within 12 months following a change in control, 12 months of base salary, a lump-sum payment equal to 100% of his then-current target annual bonus and 12 months of certain fringe benefits, and (iii) if Mr. Hernandez resigns for specified good reason or is terminated by the Company without cause, 180 days of base salary, a prorated target annual bonus and 180 days of certain fringe benefits. In the event of a change in control, or if Mr. Hernandez’s employment is terminated by the Company without cause, or by Mr. Hernandez for good reason, all outstanding unvested RSUs and PSUs will accelerate and immediately vest. The Employment Agreement also contains confidentiality, non-competition and employee non-solicitation covenants.

Separation Agreement with Mr. Speer

On July 27, 2026, the Company entered into a Separation Agreement (the “Separation Agreement”) with Mr. Speer in connection with his retirement from the Company. Through the CFO Transition Date, Mr. Speer will continue to serve as the Company’s Chief Financial Officer, and as of the CFO Transition Date, he will cease to hold any officer or other positions with the Company and its subsidiaries. During the Advisory Period, Mr. Speer will receive compensation of $10,000 per month for providing such transition and advisory services as the Company may reasonably request from time to time, consistent with his knowledge of the Company’s business and operations.

Subject to Mr. Speer’s timely execution and non-revocation of a release of claims and compliance with his continuing obligations, the Separation Agreement provides for, among other things, accelerated vesting of unvested service-based restricted stock units representing 68,700 shares, a new grant of fully vested restricted stock units under the Plan representing 100,000 shares in lieu of Mr. Speer’s forfeited 2026 bonus opportunity, continued eligibility for vesting of a milestone-based restricted stock unit tranche representing 85,000 shares tied to the closing of the LLC project financing for the Northern Pipeline if such closing occurs within the Advisory Period, and reimbursement of COBRA premiums for up to 18 months following the CFO Transition Date (or, if necessary to comply with applicable law, equivalent taxable monthly cash payments). Pursuant to the Separation Agreement, Mr. Speer will forfeit unvested milestone-based restricted stock units representing 150,000 shares. The Separation Agreement provides that the benefits described therein are the sole severance benefits payable to Mr. Speer in connection with his separation from employment.

The foregoing descriptions of the Employment Agreement and the Separation Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Employment Agreement and the Separation Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On July 27, 2026, the Company issued a press release regarding the CFO succession plan described in Item 5.02 of this Current Report. A copy of the press release is attached hereto as Exhibit 99.1 hereto.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated as of July 27, 2026, by and between Cadiz Inc. and Jacinto J. Hernandez.
10.2	Separation Agreement, dated as of July 27, 2026, by and between Cadiz Inc. and Stanley E. Speer.
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADIZ INC.

By:	/s/ Stanley E. Speer
Stanley E. Speer
Chief Financial Officer

Date: July 27, 2026

3